Exhibit 23.1

KPMG LLP
Suite 800
1225 17th Street
Denver, CO 80202-5598

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2026, with respect to the consolidated financial statements of ColdQuanta, Inc. dba Infleqtion, incorporated herein by reference.

/s/ KPMG LLP

Denver, Colorado

April 20, 2026

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG

International Limited, a private English company limited by guarantee.